EXHIBIT 16

Semple & Cooper LLP
Certified Public Accountant


                                             2700 North Central Ave. 9th Floor
                                                        Phoenix, AZ 85004
                                                        Tel 602 241-1500
                                                        Fax 602 234-1867


April 16, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

This is a new letter for the amendment of the Form 8-K/A filed on April 14, 2003. As stated in the previous letter, I was previously principal accountant for Regency Group LTD. (the "Company") and reported on the financial statements of the Company for the quarter ended March 31, 2002. Effective May 31, 2002 my appointment as principal accountant was terminated. I have read the Company's statements included under Item 4 of its Form 8-K/A dated April 16, 2003, and I agree with such statements, except that I am not in a position to agree or disagree with the Company's statement that the change was approved by the Board of Directors or that Epstein, Weber & Conover, PLC was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

Very truly yours,

/s/ Steve Marchal
---------------------
Semple & Cooper LLP